FOR IMMEDIATE RELEASE

Contact:      Carol DiRaimo, Vice President of Investor Relations
              (913) 967-4109

                        Applebee's International Reports
                   Fourth Quarter and Fiscal Year 2005 Results

OVERLAND PARK, KAN., February 8, 2006 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $20.5 million, or $0.27 per diluted share, for the fourth quarter ended December 25, 2005, including the cumulative effect of a change in accounting principle. This compares to net earnings of $24.4 million, or $0.30 per diluted share, for the fourth quarter of 2004.

The company adopted FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations," in the fourth quarter of 2005. The cumulative effect of this change in accounting principle was an expense of $350,000 on a pre-tax basis ($225,000 after-tax or less than $0.01 per share).

For the fiscal year ended December 25, 2005, net earnings were $101.8 million, or $1.27 per diluted share, including impairment charges and the cumulative effect of a change in accounting principle. Excluding impairment charges recorded in the third quarter of 2005 totaling $3.9 million ($2.5 million after-tax or approximately $0.03 per share), net earnings were $104.3 million, or $1.30 per diluted share, for fiscal year 2005. A reconciliation of non-GAAP measurements to GAAP results is attached to this release.

As previously reported, system-wide comparable sales for the fourth quarter of 2005 increased 1.0 percent, the 30th consecutive quarter of comparable sales growth. Comparable sales for company restaurants decreased 0.9 percent and franchise restaurant comparable sales increased 1.6 percent for the quarter. System-wide comparable sales for the 2005 fiscal year increased 1.8 percent, with franchise restaurant comparable sales up 2.7 percent and company comparable restaurant sales down 0.9 percent.

                                    - more -

February 8, 2006
Page 2


Lloyd Hill, chairman and chief executive officer, said, "While acknowledging the external challenges we faced, we were disappointed with our results in 2005. Our management team is not making excuses for our performance and is even more focused on improving the things that are within our control to make Applebee's more relevant to all of our guests. We remain committed to our long-term strategies, including our emphasis on disciplined growth and enhancing shareholder value. We have recently begun to implement our leadership succession plan, and I am confident that the future direction of the company is in the right hands."

Dave Goebel, president and chief operating officer, added, "Our key strategic initiatives in 2006 include more rapid innovation of our food, evolution of our advertising message, and leveraging our key points of differentiation with consumers. While we were pleased with our strong January sales performance, we recognize that a four-week period is not long enough to declare a sustainable improvement in trends, and that our results do not yet reflect the implementation of those initiatives."

Other results for the fiscal year ended December 25, 2005 included:

o Total system-wide sales for the 2005 fiscal year increased by 8.2 percent over 2004. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

o Applebee's ended the year with 1,804 restaurants system-wide (486 company and 1,318 franchise restaurants). There were 144 new Applebee's restaurants opened system-wide during fiscal year 2005, the 13th consecutive year of at least 100 new restaurant openings, including 52 company and 92 franchised restaurants.

o During 2005, the company repurchased 8,288,100 shares of common stock at an average price of $23.66 for an aggregate cost of $196.1 million. As of December 25, 2005, $129.0 million remained available under the company's previous stock repurchase authorization.

o As of December 25, 2005, the company had total debt outstanding of $188.4 million, with $58 million available under its revolving credit facility.


                                    - more -

February 8, 2006
Page 3


BUSINESS OUTLOOK

The company reiterated its previously stated guidance with respect to its business outlook for fiscal year 2006.

o Over 120 new restaurants are expected to open in 2006, including at least 40 company restaurants and at least 80 franchise restaurants. Approximately 15 company restaurants are currently expected to open in the first half of the year, with the balance opening in the second half of the year. Approximately 20 to 25 franchise restaurants are expected to open in the first half of the year, with the remainder opening in the second half of the year.

o System-wide comparable sales are expected to increase by 2 to 3 percent for the full year, with results expected to be lower during the first part of the year and accelerate throughout the year.

o Overall restaurant margins before pre-opening expense for the full year of 2006 are expected to be similar to fiscal year 2005 results and will be dependent on comparable sales performance at company restaurants. In addition, higher energy costs, including utilities, fuel surcharges and packaging costs, will have a negative impact on margins, particularly in the first quarter.

o    General  and  administrative  expenses,   excluding  the  impact  of  stock
     compensation expense, as a percentage of operating revenues, are expected to be in the high-8 percent range.

o The effective income tax rate is expected to be 35.5 to 36.0 percent for the year.

o Excluding the cost of franchise acquisitions, capital expenditures are expected to be between $140 and $150 million in 2006, including costs relating to the construction of a new corporate headquarters.

o In addition, the company completed the acquisition of four franchise restaurants in the Houston area in late January for approximately $8.2 million in cash.

o The impact of the implementation of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," is estimated to be approximately $0.17 per diluted share for the year, with a slightly higher proportion to be recognized in the first quarter.
                                    - more -

February 8, 2006
Page 4


o Based on the foregoing assumptions, diluted earnings per share for fiscal year 2006 are expected to be in the range of $1.43 to $1.47, excluding the impact of stock compensation expense, and $1.26 to $1.30 including the impact of stock compensation expense.

A conference call to review the fourth quarter and fiscal year 2005 results and the current business outlook will be held on Thursday morning, February 9, 2006, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investors section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,813 Applebee's restaurants operating system-wide in 49 states and 14 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including fiscal year 2006 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, the impact of economic factors on consumer spending, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2005. The company disclaims any obligation to update these forward-looking statements.


                                      # # #


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                  (Unaudited)
                    (in thousands, except per share amounts)

                                                              13 Weeks Ended                    52 Weeks Ended
                                                       ------------------------------   ------------------------------
                                                        December 25,    December 26,     December 25,    December 26,
                                                           2005            2004              2005            2004
                                                       -------------   --------------   -------------   --------------
Revenues:
     Company restaurant sales......................      $266,807        $ 238,296       $1,082,641        $ 976,798
     Franchise royalties and fees..................        31,723           29,736          128,813          121,221
     Other franchise income........................         1,643            3,188            5,196           13,615
                                                       -------------   --------------   -------------    -------------
        Total operating revenues...................       300,173          271,220        1,216,650        1,111,634
                                                       -------------   --------------   -------------    -------------
Cost of company restaurant sales:
     Food and beverage.............................        70,767           63,857          286,522          259,134
     Labor.........................................        89,493           78,126          358,563          317,659
     Direct and occupancy..........................        75,545           62,938          287,656          244,707
     Pre-opening expense...........................         1,243            1,013            4,767            3,025
                                                       -------------   --------------   -------------    -------------
        Total cost of company restaurant sales.....       237,048          205,934          937,508          824,525
                                                       -------------   --------------   -------------    -------------
Cost of other franchise income(a)..................         2,054            2,908            4,892           14,401
General and administrative expenses................        28,513           27,676          109,768          104,810
Amortization of intangible assets..................           220              220              878              663
Impairment of long-lived assets....................           --               --             3,900              --
Loss on disposition of restaurants and equipment...           726              435            2,067            1,955
                                                       -------------   --------------   -------------    -------------
Operating earnings.................................        31,612           34,047          157,637          165,280
                                                       -------------   --------------   -------------    -------------
Other income (expense):
     Investment income.............................           719              718            1,695            1,284
     Interest expense..............................        (2,162)            (487)          (4,365)          (1,626)
     Other income..................................           150            1,780            1,762            3,557
                                                       -------------   --------------   -------------    -------------
        Total other income (expense)...............        (1,293)           2,011             (908)           3,215
                                                       -------------   --------------   -------------    -------------
Earnings before income taxes and cumulative effect
     of change in accounting principle.............        30,319           36,058          156,729          168,495
Income taxes(b)....................................         9,574           11,656           54,702           57,630
                                                       -------------   --------------   -------------    -------------
Earnings before cumulative effect of change in
     accounting principle..........................        20,745           24,402          102,027          110,865
Cumulative effect of change in accounting
     principle, net of tax.........................          (225)             --              (225)             --
                                                       -------------   --------------   -------------    -------------
Net earnings.......................................      $ 20,520        $  24,402       $  101,802        $ 110,865
                                                       =============   ==============   =============    =============

Basic net earnings per common share:
      Basic earnings before cumulative effect of
          change in accounting principle ..........      $   0.27        $    0.30       $     1.30        $    1.36
      Cumulative effect of change in accounting
          principle, net of tax....................           --               --               --               --
                                                       -------------   --------------   -------------    -------------
Basic net earnings per common share................      $   0.27        $    0.30       $     1.29        $    1.36
                                                       =============   ==============   =============    =============
Diluted net earnings per common share:
      Diluted earnings before cumulative effect of
          change in accounting principle ..........      $   0.27        $    0.30       $     1.28        $    1.33
      Cumulative effect of change in accounting
          principle, net of tax....................           --               --               --               --
                                                       -------------   --------------   -------------    -------------
Diluted net earnings per common share..............      $   0.27        $    0.30       $     1.27        $    1.33
                                                       =============   ==============   =============    =============

Basic weighted average shares outstanding..........        75,525           80,835           78,650           81,528
                                                       =============   ==============   =============    =============
Diluted weighted average shares outstanding........        76,542           82,518           80,010           83,600
                                                       =============   ==============   =============    =============


(a) The company recorded an expense of $0.5 million in the fourth quarter of 2005 to increase reserves for estimated insurance losses incurred by franchise participants of its captive insurance subsidiary that may not be recovered.
(b) Fourth quarter 2005 net earnings reflect a decrease in income tax expense of $1.1 million due to the resolution of a state income tax matter.




                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
                                   (Unaudited)
                    (in thousands, except per share amounts)

In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this document, the company has provided non-GAAP measurements which present operating results on a basis before impairment charges. Impairment charges reflect the write-down of the carrying value of the property and equipment of four restaurants and one other long-lived asset. The company is using earnings before impairment charges as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the company believes that the presentation of earnings before impairment charges provides additional information to facilitate the comparison of past and present operations, excluding items that the company does not believe are indicative of our ongoing operations.



                                                              13 Weeks Ended                    52 Weeks Ended
                                                       ------------------------------   ------------------------------
                                                        December 25,    December 26,     December 25,    December 26,
                                                           2005            2004              2005            2004
                                                       -------------   --------------   -------------   --------------
Impairment of long-lived assets....................          --                --         $ (3,900)             --
Income taxes.......................................          --                --            1,392              --
                                                       -------------   --------------   -------------   --------------
  Impairment charges, net of tax...................          --                --         $ (2,508)             --
                                                       =============   ==============   =============   ==============

Diluted weighted average shares outstanding........        76,542           82,518          80,010            83,600
                                                       =============   ==============   =============   ==============

Diluted earnings per share impact of
 impairment charges................................          --                --         $  (0.03)             --
                                                       =============   ==============   =============   ==============

Reconciliation of earnings before impairment
  charges to net earnings:
    Earnings before impairment charges.............      $ 20,520        $  24,402       $ 104,310         $ 110,865
    Impairment charges, net of tax.................          --                --           (2,508)             --
                                                       -------------   --------------   -------------   --------------
    Net earnings...................................      $ 20,520        $  24,402       $ 101,802         $ 110,865
                                                       =============   ==============   =============   ==============

Reconciliation of earnings per share before
 impairment charges to reported earnings per share:
    Diluted earnings per share before
      impairment charges...........................      $   0.27        $    0.30       $    1.30         $    1.33
    Diluted earnings per share impact of
      of impairment charges........................          --                --            (0.03)             --
                                                       -------------   --------------   -------------   --------------
    Reported diluted earnings per share............      $   0.27        $    0.30       $    1.27         $    1.33
                                                       =============   ==============   =============   ==============



The following table sets forth, for the periods indicated, information derived from the Company's preliminary unaudited consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.



                                                              13 Weeks Ended                    52 Weeks Ended
                                                       ------------------------------   -------------------------------
                                                        December 25,    December 26,     December 25,    December 26,
                                                           2005            2004              2005            2004
                                                       -------------   --------------   -------------   --------------
Revenues:
     Company restaurant sales......................          88.9%           87.9%            89.0%           87.9%
     Franchise royalties and fees..................          10.6            11.0             10.6            10.9
     Other franchise income........................           0.5             1.2              0.4             1.2
                                                       -------------   --------------   -------------   -------------
        Total operating revenues...................         100.0%          100.0%           100.0%          100.0%
                                                       =============   ==============   =============   =============
Cost of sales (as a percentage of
   company restaurant sales):
     Food and beverage.............................          26.5%           26.8%            26.5%           26.5%
     Labor.........................................          33.5            32.8             33.1            32.5
     Direct and occupancy..........................          28.3            26.4             26.6            25.1
     Pre-opening expense...........................           0.5             0.4              0.4             0.3
                                                       -------------   --------------   -------------   -------------
        Total cost of sales........................          88.8%           86.4%            86.6%           84.4%
                                                       =============   ==============   =============   =============
Cost of other franchise income (as a percentage
     of other franchise income)(a).................         125.0%           91.2%            94.1%          105.8%
General and administrative expenses................           9.5            10.2              9.0             9.4
Amortization of intangible assets..................           0.1             0.1              0.1             0.1
Impairment on long-lived assets....................            --              --              0.3              --
Loss on disposition of restaurants
   and equipment...................................           0.2             0.2              0.2             0.2
                                                       -------------   --------------   -------------   -------------
Operating earnings.................................          10.5            12.6             13.0            14.9
                                                       -------------   --------------   -------------   -------------
Other income (expense):
     Investment income.............................           0.2             0.3              0.1             0.1
     Interest expense..............................          (0.7)           (0.2)            (0.4)           (0.1)
     Other income..................................           0.0             0.7              0.1             0.3
                                                       -------------   --------------   -------------   -------------
        Total other income (expense)...............          (0.4)            0.7             (0.1)            0.3
                                                       -------------   --------------   -------------   -------------
Earnings before income taxes and cumulative effect
     of change in accounting principle.............          10.1            13.3             12.9            15.2
Income taxes(b)....................................           3.2             4.3              4.5             5.2
                                                       -------------   --------------   -------------   -------------
Earnings before cumulative effect of change in
     accounting principle..........................           6.9             9.0              8.4            10.0
Cumulative effect of change in accounting principle
     net of tax....................................          (0.1)             --               --              --
                                                       -------------   --------------   -------------   -------------
Net earnings.......................................           6.8%            9.0%             8.4%           10.0%
                                                       =============   ==============   =============   =============



(a) The company recorded an expense of $0.5 million in the fourth quarter of 2005 to increase reserves for estimated insurance losses incurred by franchise participants of its captive insurance subsidiary that may not be recovered.
(b) Fourth quarter 2005 net earnings reflect a decrease in income tax expense of $1.1 million due to the resolution of a state income tax matter.

The following table sets forth certain unaudited financial information and other restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                              13 Weeks Ended                    52 Weeks Ended
                                                       ------------------------------   ---------------------------------
                                                        December 25,    December 26,     December 25,    December 26,
                                                           2005            2004              2005            2004
                                                       -------------     ------------   ---------------   ---------------
Number of restaurants:
     Company:
         Beginning of period.......................           473               413                424              383
         Restaurant openings.......................            13                11                 52               32
         Restaurants closed........................           --                 --                 (1)              (1)
         Restaurants acquired from franchisees.....           --                 --                 11               10
                                                       -------------     ------------   ---------------    --------------
         End of period.............................           486               424                486              424
                                                       -------------     ------------   ---------------    --------------
     Franchise:
         Beginning of period.......................         1,282             1,224              1,247            1,202
         Restaurant openings.......................            40                37                 92               77
         Restaurants closed........................            (4)              (14)               (10)             (22)
         Restaurants acquired from franchisees.....           --                 --                (11)             (10)
                                                       -------------     ------------   ---------------    --------------
         End of period.............................         1,318             1,247              1,318            1,247
                                                       -------------     ------------   ---------------    --------------
     Total:
         Beginning of period.......................         1,755             1,637              1,671            1,585
         Restaurant openings.......................            53                48                144              109
         Restaurants closed........................            (4)              (14)               (11)             (23)
                                                       -------------     ------------    --------------    --------------
         End of period.............................         1,804             1,671              1,804            1,671
                                                       =============     ============    ==============    ==============

Weighted average weekly sales per restaurant:
     Company.......................................     $  42,723         $  43,812        $    45,552       $   46,536
     Franchise.....................................     $  46,254         $  45,695        $    48,908       $   47,613
     Total.........................................     $  45,297         $  45,215        $    48,019       $   47,345

Change in comparable restaurant sales:(1)
     Company.......................................         (0.9)%             0.1%             (0.9)%             3.8%
     Franchise.....................................          1.6 %             3.0%              2.7 %             5.2%
     Total.........................................          1.0 %             2.3%              1.8 %             4.8%

Total operating revenues (in thousands):
     Company restaurant sales......................     $ 266,807         $ 238,296        $1,082,641        $  976,798
     Franchise royalties and fees(2)...............        31,723            29,736           128,813           121,221
     Other franchise income(3).....................         1,643             3,188             5,196            13,615
                                                       -------------     ------------    --------------    --------------
     Total.........................................     $ 300,173         $ 271,220        $1,216,650        $1,111,634
                                                       =============     ============    ==============    ==============





(1) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.
(2) Franchise royalties are generally 4% of each franchise restaurant's reported monthly gross sales. Reported franchise sales, in thousands, were $779,076 and $726,510 in the 2005 quarter and the 2004 quarter, respectively, and $3,223,505 and $3,001,287 in the 2005 year-to-date and 2004 year-to-date period, respectively. Franchise fees typically range from $30,000 to $35,000 for each restaurant opened.
(3) Other franchise income includes insurance premiums from franchisee participation in our captive insurance company and revenue from information technology products and services provided to certain franchisees.




                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)


                                                                                       December 25,         December 26,
                                                                                           2005                 2004
                                                                                      ----------------     ---------------
                                       ASSETS
Current assets:
     Cash and cash equivalents...................................................     $      13,040        $      10,642
     Short-term investments, at market value.....................................               286                  282
     Receivables, net of allowance...............................................            37,857               39,152
     Receivables related to captive insurance subsidiary.........................             1,712                1,866
     Inventories.................................................................            20,373               35,936
     Prepaid income taxes........................................................             3,488                  --
     Prepaid and other current assets............................................            13,518               12,079
                                                                                      ----------------     ---------------
          Total current assets...................................................            90,274               99,957
Property and equipment, net......................................................           587,493              486,548
Goodwill.........................................................................           138,443              116,344
Restricted assets related to captive insurance subsidiary........................            19,329               17,386
Other intangible assets, net.....................................................             8,050                8,524
Other assets, net................................................................            31,899               25,672
                                                                                      ----------------     ---------------
                                                                                      $     875,488        $     754,431
                                                                                      ================     ===============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt...........................................     $         259        $         222
     Notes payable...............................................................             7,900                  --
     Accounts payable............................................................            60,345               42,830
     Accrued expenses and other current liabilities..............................           100,995               89,064
     Loss reserve and unearned premiums related to captive insurance subsidiary..            10,235               12,137
     Accrued dividends...........................................................            14,840                4,867
     Accrued income taxes........................................................               --                 2,578
                                                                                      ----------------     ---------------
         Total current liabilities...............................................           194,574              151,698
                                                                                      ----------------     ---------------
Non-current liabilities:
     Long-term debt - less current portion.......................................           180,208               35,472
     Deferred income taxes.......................................................            37,722               28,995
     Other non-current liabilities...............................................            50,374               41,539
                                                                                      ----------------     ---------------
         Total non-current liabilities...........................................           268,304              106,006
                                                                                      ----------------     ---------------
         Total liabilities.......................................................           462,878              257,704
                                                                                      ----------------     ---------------
Stockholders' equity:
     Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
       no shares issued..........................................................               --                   --
     Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
       issued -108,503,243 shares................................................             1,085                1,085
     Additional paid-in capital..................................................           234,988              220,897
     Unearned compensation.......................................................            (2,614)              (1,924)
     Retained earnings...........................................................           710,277              623,315
                                                                                      ----------------     ---------------
                                                                                            943,736              843,373
     Treasury stock - 34,304,693 shares in 2005 and 27,375,044 shares in 2004, at
     cost........................................................................          (531,126)            (346,646)
                                                                                      ----------------     ---------------
         Total stockholders' equity..............................................           412,610              496,727
                                                                                      ----------------     ---------------
                                                                                      $     875,488        $     754,431
                                                                                      ================     ===============



                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                                                52 Weeks Ended
                                                                                      ------------------------------------

                                                                                       December 25,         December 26,
                                                                                           2005                 2004
                                                                                      ----------------     ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net earnings................................................................        $ 101,802           $ 110,865
     Adjustments to reconcile net earnings to net cash provided by operating activities:
         Cumulative effect of change in accounting principle, net of tax.........              225                --
         Depreciation and amortization...........................................           54,580              46,051
         Amortization of intangible assets.......................................              878                 663
         Amortization of unearned compensation...................................            2,231               1,422
         Other amortization......................................................              246                 309
         Inventory impairment....................................................              --                2,000
         Deferred income tax provision ..........................................            9,871              25,313
         Impairment of long-lived assets.........................................            3,900                 --
         Loss on disposition of restaurants and equipment........................            2,067               1,955
         Income tax benefit from exercise of stock options.......................            5,370              10,459
     Changes in assets and liabilities (exclusive of effects of acquisitions or..
         dispositions):
         Receivables.............................................................            1,371              (7,218)
         Receivables related to captive insurance subsidiary.....................              154              (2,116)
         Inventories.............................................................           15,753             (16,925)
         Income taxes............................................................           (5,941)              8,378
         Prepaid and other current assets........................................           (2,583)               (665)
         Accounts payable........................................................           18,757               5,197
         Accrued expenses and other current liabilities..........................           11,842              (3,542)
         Loss reserve and unearned premiums related to captive insurance
            subsidiary...........................................................           (1,202)              6,880
         Other non-current liabilities...........................................            4,866               3,418
         Other...................................................................           (2,984)             (1,839)
                                                                                      ----------------     ---------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES...............................          221,203             190,605
                                                                                      ----------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment.........................................         (138,602)           (104,620)
     Restricted assets related to captive insurance subsidiary...................           (1,943)             (6,623)
     Acquisitions of restaurants.................................................          (48,410)            (13,817)
     Lease acquisition costs.....................................................             --                (4,875)
     Acquisition of other intangible asset.......................................             --                (2,809)
     Proceeds from the sale of restaurants and equipment.........................            1,237                  66
     Maturities and sales of short-term investments..............................             --                  (253)
     Other investing activities..................................................             --                (1,124)
                                                                                      ----------------     ---------------
         NET CASH USED BY INVESTING ACTIVITIES...................................         (187,718)           (134,055)
                                                                                      ----------------     ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Purchases of treasury stock.................................................         (196,066)            (99,723)
     Dividends paid..............................................................           (4,867)             (3,911)
     Issuance of common stock upon exercise of stock options.....................           12,984              19,497
     Shares issued under employee benefit plans..................................            4,402               5,979
     Net debt proceeds...........................................................          152,673              14,832
     Deferred financing costs relating to issuance of long-term debt.............             (213)               (449)
                                                                                      ----------------     ---------------
         NET CASH USED BY FINANCING ACTIVITIES...................................          (31,087)            (63,775)
                                                                                      ----------------     ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............................            2,398              (7,225)
CASH AND CASH EQUIVALENTS, beginning of period...................................           10,642              17,867
                                                                                      ----------------     ---------------
CASH AND CASH EQUIVALENTS, end of period.........................................        $  13,040            $ 10,642
                                                                                      ================     ===============

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